UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2022

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SSD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2022, Simpson Manufacturing Co, Inc. (the “Company”) issued a press release announcing that Karen Colonias notified the Company that she will retire from the Company on June 30, 2023 and step down from her position as Chief Executive Officer, effective December 31, 2022. Mike Olosky, currently the Company’s President and Chief Operating Officer, will succeed Ms. Colonias as President and Chief Executive Officer effective January 1, 2023. Ms. Colonias will remain employed as an Executive Advisor of the Company to assist with the transition until June 30, 2023 and will continue to serve as a member of the Company’s board of directors (the “Board”) until the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). In connection with his promotion Mr. Olosky will be appointed to the Board effective January 1, 2023, and is expected to stand for election by stockholders at the 2023 Annual Meeting.

Mr. Olosky, age 54, has served as President and Chief Operating Officer of the Company since January 2022. From November 2020 to January 2022, he served as Chief Operating Officer of the Company. Before joining the Company, Mr. Olosky served in numerous leadership positions, over 22 years, at Henkel, a global chemical and consumer goods company. In his last role at Henkel, from July 2019 to November 2020 he served as President, Henkel North America and Senior Vice President - Head of the Electronics and Industrials Division. He previously served as the Head of Electronics from May 2017 to July 2019 and Head of Innovation from April 2013 to May 2017. Mr. Olosky has a BS in Mechanical Engineering from Michigan Technological University, an MBA from Michigan State University, and an MS in Mechanical Engineering from Oakland University.

There are no arrangements or understandings between Mr. Olosky and any other persons pursuant to which Mr. Olosky was selected as President and Chief Executive Officer of the Company. There are no family relationships between Mr. Olosky and any director or executive officer of the Company, and Mr. Olosky has no director or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K nor are any such transactions currently proposed.

In connection with her transition to her role as an Executive Advisor, Ms. Colonias will continue to receive a base salary at an annual rate of $824,000, will continue to participate in the Company’s health and welfare arrangements, and will continue to vest in her outstanding equity awards. In connection with her retirement on June 30, 2023, Ms. Colonias will receive retirement treatment under the existing terms and conditions of her then outstanding equity awards. Ms. Colonias will not serve as an executive officer or Section 16 officer of the Company after December 31, 2022.

A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

99.1	Simpson Manufacturing Co., Inc. Press Release dated September 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	September 8, 2022	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer

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